                                                                     Exhibit 4.6

                    [Form of Class A Common Stock Warrant]

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.


                           AMERICASDOCTOR.COM, INC.

                         Class A Common Stock Warrant

                                                                          [Date]

             No.


             AMERICASDOCTOR.COM, INC., a Delaware corporation (herein, together with its successors and assigns, the "Company"), for value received, hereby
certifies that         , or registered assigns, is entitled to purchase from the
Company, at any time or from time to time prior to 5:00 p.m., Eastern time, on
       ,           duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock, par value $.001 per share, as constituted on the date hereof (the "Class A Common Stock"), of the Company at a purchase price of $ per share, all subject to the terms, conditions and adjustments set forth below in this Warrant.

             1.   Exercise of Warrant.
                  -------------------

             1.1 Manner of Exercise. This Warrant may be exercised by the
                 ------------------
holder hereof, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant to the Company at the office of the Company maintained pursuant to Section 7.2(a), accompanied by a subscription in substantially the form annexed hereto duly executed by such holder and (i) by payment in cash or by certified or official bank check payable to the order of the Company or by wire transfer in the amount obtained by multiplying (a) the number of shares of Class A Common Stock (without giving effect to any adjustment therein) designated in such subscription by (b) the then applicable Warrant Price (as defined in Section 2.1(c)), (ii) by instructing the Company to withhold and cancel a number of shares of Class A Common Stock then issuable upon exercise of this Warrant with respect to which the excess of the Market Price of the shares of Class A Common Stock over the Warrant Price for such canceled shares is at least equal to the Warrant Price for the shares being purchased, or (iii) by any combination of the foregoing, whereupon such holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock (or Other Securities) determined as provided in Section 2.

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          1.2   When Exercise Effective. Each exercise of this Warrant shall be
                -----------------------
deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section
1.3 shall be deemed to have become the holder or holders of record thereof.

          1.3   Delivery of Stock Certificates, etc. As soon as practicable
                -----------------------------------
after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issuance taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 6, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

          (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise, and

          (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for issuance of the number of shares of Class A Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares so designated by such holder upon such exercise as provided in Section 1.1.

          2.    Adjustments to Warrant Price for Diluting Issues:
                ------------------------------------------------

          2.1   Special Definitions.  For purposes of this Section 2, the
                -------------------
following definitions shall apply:

          (a)   "Dilution Price" initially shall mean $       per share, which
     shall be adjusted from time to time as provided in this Section 2 and, as so adjusted, shall remain in effect until further adjustment thereof is required by this Section 2.

          (b)   "Original Issue Date" shall mean the date hereof.

          (c)   "Warrant Price" initially shall mean $        per share, which
     shall be adjusted and readjusted from time to time as provided in this
     Section 2, and, as so adjusted or readjusted, shall remain in effect until further adjustment or readjustment thereof is required by this Section 2.

          2.2   Number of Shares; Warrant Price. The number of shares of
                -------------------------------
Class A Common Stock that the holder of this Warrant shall be entitled to receive upon exercise hereof shall be determined by multiplying the number of shares of Class A Common Stock that would otherwise (but for the provisions of this Section 2) be issuable upon such exercise by a fraction of which the
numerator is $     and the denominator is the Dilution Price in effect on the date of such exercise.

          2.3    Adjustment for Dividends, Distributions, Subdivisions,
                 ------------------------------------------------------
Combinations or Consolidation of Common Stock.
---------------------------------------------

          2.3.1  Stock Dividends, Distributions or Subdivisions. In the
                 ----------------------------------------------
event the Company at any time, or from time to time, after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Warrant Price and the Dilution Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased,
(a) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or (b) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

          If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, any adjustment previously made in the Warrant Price and the Dilution Price, which became effective on such record date, shall be canceled as of the close of business on such record date, and thereafter the Warrant Price and the Dilution Price shall be adjusted pursuant to this Section 2.3 as of the time of actual payment of such dividend.

          2.3.2  Combinations or Consolidations. In the event the
                 ------------------------------
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price and the Dilution Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted.

          2.4    Adjustment for Merger or Reorganization, etc. Subject to
                 --------------------------------------------
the provisions of Section 13, in case of any consolidation or merger of the Company with or into another Company or the conveyance of all, or substantially all, of the assets of the Company to another corporation, this Warrant shall thereafter be exercisable to purchase the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant to the end that the provisions set forth in Section 2 (including provisions with respect to changes in and other adjustments of the Warrant Price and the Dilution Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

          3.   No Dilution or Impairment. The Company (a) will not permit
               -------------------------
the par value of any shares of stock receivable upon the exercise of any Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Class A Common Stock (or

Other Securities) issuable after such action, upon the exercise of all of the Warrants, would exceed the total number of shares of Class A Common Stock (or Other Securities) then authorized by the certificate of incorporation and available for the purpose of issuance upon such exercise.

          4.   Report as to Adjustments. In each case of any adjustment or
               ------------------------
readjustment in the shares of Class A Common Stock (or Other Securities) issuable upon the exercise or conversion of any Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a report setting forth such adjustment or readjustment and showing in detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the number of shares of Common Stock outstanding or deemed to be outstanding and (b) the Warrant Price and Dilution Price in effect immediately prior to such issuance or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company will forthwith (and in any event not later than 20 days following the occurrence of the event requiring such adjustment) furnish a copy of each such report to each holder of a Warrant, and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price and Dilution Price at the time in effect and showing how it was calculated. The Company also will keep copies of all such reports at its principal office and at the office or agency required to be maintained by it pursuant to Section 7.2(a), and will cause the same to be available for inspection at each such office during normal business hours by any holder of a Warrant.

          5.   Restrictions on Transfer.
               ------------------------

          5.1  Restrictive Legends. Except as otherwise permitted by this
               -------------------
Section 5, each Warrant originally issued, each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 7, each certificate for Class A Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the direct or indirect transfer of any such Class A Common Stock (or Other Securities), shall be stamped or otherwise imprinted with legends in substantially the following form:

     THESE SECURITIES HAVE BEEN ACQUIRED PURSUANT TO A TRANSACTION EFFECTED IN RELIANCE UPON AN EXEMPTION FROM THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN THE SUBJECT OF A REGISTRATION STATEMENT UNDER THE ACT OR ANY STATE OR OTHER SECURITIES LAWS. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM, AND, IF APPLICABLE, IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, AND THE COMPANY MAY REQUIRE AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OF THESE SECURITIES COMPLIES WITH SUCH SECURITIES LAWS BEFORE SUCH A TRANSFER MAY BE EFFECTED.


     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT THAT RESTRICTS THE TRANSFER OF SUCH SECURITIES (AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) FOR 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED UNDER THE ACT OR ANY

     SUCCESSOR THERETO OR ANY SIMILAR RULE OR LAW OR ANY OTHER UNDERWRITTEN SALE OF SECURITIES BY THE COMPANY, AND RESTRICTS THE TRANSFER OF SUCH SECURITIES TO TRANSFEREES WHO AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF SUCH AGREEMENT. THIS AGREEMENT IS SET FORTH IN THE SUBSCRIPTION AGREEMENT FOR THESE SECURITIES, A COPY OF WHICH IS AVAILABLE UPON REQUEST OF THE COMPANY. ANY SALE OR TRANSFER NOT IN COMPLIANCE HEREWITH WILL BE VOID.


          5.2  Notice of Proposed Transfer; Opinions of Counsel. Prior to any
               ------------------------------------------------
transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 5.2. Each such notice shall (a) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below, and (b) designate counsel for the holder giving such notice, which counsel shall be reasonably satisfactory to the Company. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

               (1) if in the written opinion of such counsel for the holder, obtained at the holder's sole cost and expense and a copy of which shall be delivered to the Company and shall be reasonably satisfactory in form, scope and substance to the Company, the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each Restricted Security or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legends set forth in Section 5.1 unless, in the opinion of such counsel, the first such legend is no longer required to insure compliance with the Securities Act and applicable state securities laws; and

               (2) if the opinion of such counsel rendered pursuant to the foregoing subdivision (1) is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws (such opinion to state the basis of the legal conclusions reached therein), such holder shall not be entitled to transfer such Restricted Securities (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under the Securities Act) until receipt by the Company of a further notice and a further opinion of counsel for such holder to the effect stated in subdivision (1) above or until registration of such Restricted Securities under the Securities Act and applicable state securities laws has become effective.

          5.3  Termination of Restrictions. The restrictions imposed by this
               ---------------------------
Section 5 upon the transferability of Restricted Securities shall cease and terminate, with respect to the restrictions related to the Securities Act, as to any particular Restricted Securities when, in the opinion of counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 5.1.

          6.   Reservation of Stock, etc. The Company will at all times reserve
               --------------------------
and keep available, solely for issuance and delivery upon the exercise of the Warrants, the number of shares of Class A Common Stock (or other securities) from time to time issuable upon the exercise of all Warrants at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

          7.   Ownership Transfer and Substitution of Warrants.
               -----------------------------------------------

          7.1  Ownership of Warrants. The Company may treat the Person in whose
               ---------------------
name any Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 5, a Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

          7.2  Office; Transfer and Exchange of Warrants. (a) The Company will
               -----------------------------------------
maintain its principal office in Gurnee, Illinois or at such other location as it designates in a written notice delivered to each registered holder of a Warrant prior to any change of such location, and all notices, presentations and demands in respect of this Warrant may be made upon it at such location. The Company may designate from time to time by notice to the registered holder of this Warrant an office or agency of the Company where such notices, presentations and demands in respect of this Warrant may be made in lieu of the Company's principal office.

          (b) Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company or the office of the Company maintained pursuant to Section 7.2(a), the Company at its expense will (subject to compliance with Section 5, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

          7.3  Replacement of Warrants. Upon receipt of evidence reasonably
               -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (which may be a written statement as to such loss, theft, destruction or mutilation) and (a) in the case of such loss, theft or destruction of any Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or (b) in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to Section 7.2(a) or the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          8.   Definitions.  As used herein, unless the context otherwise
               -----------
requires, the following terms have the following respective meanings:

          "Business Day" shall mean any day other than a Saturday, Sunday or any
           ------------
other day on which U.S. Federal Reserve member banks are not open for business in Chicago, Illinois.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other Federal agency at the time administering the Securities Act.

          "Common Stock" shall mean, collectively, the Class A Common Stock and
           ------------
the Class B Common Stock, $.001 par value per share, of the Company and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

          "Company" shall have the meaning specified in the opening paragraphs
           -------
of this Warrant, including any corporation that shall succeed to or assume the obligations of the Company hereunder in compliance with Section 2.5.

          "Dilution Price" shall have the meaning specified in Section 2.1 (a).
           --------------

          "Exchange Act" shall mean the Securities Exchange Act of 1934, or any
           ------------
similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Market Price" shall mean, per share of Class A Common Stock that the
           ------------
holders of the Warrants shall be entitled to receive upon exercise thereof, on any date specified herein, (a) the last sale price on such date of such Class A Common Stock or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Class A Common Stock is then listed or admitted to trading, or (b) if such Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Class A Common Stock on such date, or (c) if there shall have been no trading on such date or if such Class A Common Stock is not so designated, the average of the reported closing bid and asked prices of such Class A Common Stock on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Company, or (d) if neither (a), (b) nor (c) is applicable, a price per share thereof equal to the fair value thereof determined in good faith by a resolution of the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

          "Original Issue Date" shall have the meaning set forth in Section
           -------------------
2.1(b).

          "Other Securities" shall mean any stock (other than Class A Common
           ----------------
Stock) and other securities of the Company or any other Person (corporate or otherwise) that the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Class A Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Class A Common Stock or Other Securities pursuant to Section 2 or otherwise.

          "Person" shall mean a corporation, an association, a partnership, an
           ------
organization or business, an individual, a government or political subdivision thereof or a governmental agency.

          "Restricted Securities" shall mean (a) any Warrants bearing the
           ---------------------
applicable legend set forth in Section 5.1, (b) any shares of Class A Common Stock (or Other Securities) issued upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section and (c) any shares of Class A Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Class A Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Class A Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

          "Securities Act" shall mean the Securities Act of 1933, or any
           --------------
similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Warrants" shall have the meaning specified in the opening paragraphs
           --------
of this Warrant.

          "Warrant Price" shall have the meaning specified in Section 2.1(c).
           -------------

          9.   Remedies. The Company stipulates that the remedies at law of the
               --------
holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that, to the extent permitted by applicable law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          10.   No Rights or Liabilities as Stockholder. Nothing contained in
                ---------------------------------------
this Warrant shall be construed as conferring upon the holder hereof any rights as a shareholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

          11.   Notices. All notices and other communications provided for
                -------
herein shall be delivered or mailed by first class mail, postage prepaid, addressed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept by the Company, or (b) if to the Company, at its principal office, 1325 Tri-State Parkway, Gurnee, Illinois 60031, or at the address of such other principal office of the Company as the Company shall have furnished to each holder of any Warrants in writing, with a copy to Jones, Day, Reavis & Pogue, 77 West Wacker Drive, Chicago, Illinois 60601; provided, however, that the exercise of any Warrant shall be effective in
       --------  -------
the manner provided in Section 1.

          12.   Miscellaneous. This Warrant and any term hereof may be changed,
                --------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any waiver, amendment or other modification hereof shall be binding on any subsequent holder without any further action by the Company. Any provision of this Warrant that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law that shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the substantive laws of the State of Delaware without reference to the choice of law rules thereof. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

     13.  Expiration. Subject to the provisions in Section 1.1 hereof, the
          ----------
right to exercise this Warrant shall expire at 5:00 p.m., Eastern time, on     .


                                    AMERICASDOCTOR.COM INC.



                                    By: _________________________________
                                           Name:
                                           Title:

                             FORM OF SUBSCRIPTION
                             --------------------

                [To be executed only upon exercise of Warrant]


To AMERICASDOCTOR.COM, INC.

          The undersigned registered holder of the attached Warrant hereby
irrevocably exercises such Warrant for, and purchases thereunder,      /1/
shares of Class A Common Stock of AMERICASDOCTOR.COM, INC., and herewith makes payment as follows (check as applicable): [_] certified or official bank check in the amount of $_________; [_] wire transfer in the amount of $_________; or [_] cancellation of _______ shares of Class A Common Stock otherwise issuable under the Warrant. The undersigned requests that the certificates for such
shares be issued in the name of, and delivered to          , whose address is:

Dated:

                                  ______________________________________________
                                  (Signature must conform in all respects
                                  to name of holder as specified on the face of Warrant)


                                  ______________________________________________
                                  (Street Address)



                                  ______________________________________________
                                  (City)       (State)       (Zip Code)

________________

1. Insert here the number of shares called for on the face of this Warrant (or in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for additional Class A Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.